STIFEL FINANCIAL CORP.
Form 8-K Dated February 14, 2007
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Fourth Quarter, Year End Results
Eleventh Consecutive Year of Record Net Revenue
Quarterly Core Diluted EPS $0.84, up 58%, Annual Core Diluted EPS $2.85 up 66%
Quarterly GAAP Diluted EPS $0.51, Annual GAAP Diluted EPS $1.11

St. Louis, Missouri - February 14, 2007 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $7.2 million, or $0.51 per diluted share, on record revenue of $135.2 million for the quarter ended December 31, 2006. For the comparable quarter of 2005, net income was $4.8 million, or $0.38 per diluted share, on revenue of $78.1 million. For the twelve months ended December 31, 2006, we posted net income of $15.4 million, or $1.11 per diluted share, on record revenue of $471.4 million, compared with $19.6 million, or $1.56 per diluted share, on revenue of $270.0 million, for the same period one year earlier.

At December 31, 2006, our equity was $220.3 million, resulting in book value per share of $18.53.

After adjusting for acquisition related charges, principally compensation expense recorded for stock-based awards offered to key associates of LM Capital Markets ("LM Capital Markets"), non-GAAP net income and non-GAAP earnings per diluted share, our "Core earnings", were $11.9 million and $0.84 for the fourth quarter of 2006 and $39.6 million and $2.85 for the twelve months ended December 31, 2006 compared to 2005 fourth quarter and full year Core earnings of $6.7 million and $0.53 and $21.6 million and $1.72 respectively. A reconciliation between our GAAP results and Core earnings is discussed below.

Business Highlights

  Our Private Client Group ("PCG"), Equity Capital Markets ("ECM"), and Fixed Income Capital Markets ("FICM") achieved record revenue and profits for the twelve-months ended December 31, 2006.

  Record fourth quarter revenue of $135.2 million, a 73% increase over the prior year fourth quarter.

  Record twelve month revenue of $471.4 million, a 75% increase over the prior year.

  Investment banking revenue increased 114% to $31.7 million over the prior year fourth quarter, and increased 48% for the twelve months as compared to 2005.

  Asset management and service fees increased 24% to $15.4 million over the prior year fourth quarter, and increased 33% for the twelve months as compared to 2005.

  We closed on the acquisition of the private client business of Miller Johnson Steichen Kinnard, Inc. on December 5, 2006 which added 50 investment executives to our PCG, which brings our number of PCG investment executives we employ including independent contractors to 735.

  For the twelve months ended December 31, 2006, utilizing Core earnings, pretax margin was 15% and return on average equity totaled 20%.

  Our Board of Directors approved the acquisition of First Service Financial Company and its bank subsidiary First Service Bank. We are seeking approval from the Federal Reserve to become a bank holding company and financial services holding company which will enhance our financial services and products we can offer to our clients.

  We continue to execute our growth strategy with the announcement on January 9, 2007 of the acquisition of Ryan Beck & Company from BankAtlantic Bancorp. Ryan Beck currently employs approximately 800 employees, including 400 investment executives, in 40 offices. We anticipate closing the transaction in the first quarter of 2007.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "We are very pleased with our Company's results for the year and the fourth quarter. By almost any measure, 2006 was a phenomenal year for our company. We achieved record net revenue for the 11th consecutive year and added significantly to our capabilities through strategic acquisitions. We look forward to continued growth in 2007 and thank our dedicated associates and loyal clients for our success in the past year."

Revenue

As a result of our Legg Mason Capital Markets acquisition we added 429 associates and 22 offices on December 1, 2005. Unless noted otherwise, our increase in revenue and non-interest expenses for the quarter and year-to-date for the total company and segment can be attributed principally to the acquisition and increased number of PCG offices and increased number of PCG investment executives.

Commission and Principal Transactions

Fourth Quarter

Commission and principal transaction revenue increased 70% to $76.8 million from $45.1 million in the same period last year with increases of 19%, 210% and 234% in PCG, ECM, and FICM, respectively.

Twelve Months

Commission and principal transaction revenue increased 88% to $285.4 million from $152.1 million in the same period last year with increases of 14%, 572% and 405% in PCG, ECM, and FICM, respectively.

Investment Banking Revenue

Fourth Quarter

Investment banking revenue increased to $31.7 million from $14.8 million in the same period last year. Capital raising revenue increased 223% to $21.8 million compared to $6.8 million in the fourth quarter of 2005. Equity financing revenue was $10.6 million, up 432% compared to the fourth quarter of 2005 and up 112% for the preceding third quarter. Fixed income financing revenue was $5.4 million, up 143% and 109% compared to the year-ago period and third quarter of 2006, respectively. Strategic advisory revenue increased 23% to $9.9 million as compared to $8.0 million in the same period last year.

Twelve Months

Investment banking revenue increased 48% to $82.9 million from $55.9 million from the same period last year. Capital raising revenue increased 4% to $44.0 million from $42.3 million in the prior year. Equity financing revenue was $20.1 million, up 13% compared to the prior year. Fixed income financing revenue was $10.6 million, up 32% over the prior year. Strategic advisory fees increased 186% to $38.9 million from $13.6 million in the same prior year period.

Asset Management and Service Fees

Fourth Quarter

Asset management and service fees increased 24% to $15.4 million from $12.4 million in the fourth quarter of last year due to a 35% increase in the number of our managed accounts and a 42% increase in the value of assets under management in those accounts.

Twelve Months

Year to date asset management and service fees increased 33% to $57.7 million from $43.5 million in the prior year as a result of a 37% increase in the number of our managed accounts and a 66% increase in the value of assets under management in those accounts.

Net Interest Revenue

Fourth Quarter

Net interest revenue increased 45% to $4.6 million from $3.2 million in the same period last year due principally to increased interest charged on customer margin accounts and increased interest earned on fixed income inventory held for sale to customers offset by increased costs to carry higher levels of firm inventory, increased rates charged for bank borrowings and stock loans to finance customer borrowings. Weighted average effective external rates increased 58% over the prior year to 5.96% resulting from the Federal Reserve Board's increase in the Fed funds rate.

Twelve Months

Net interest revenue increased 38% to $16.2 million from $11.7 million in the same period last year due principally to increased revenue from stock borrow activities, increased interest charged on customer margin accounts and increased interest earned on fixed income inventory held for sale to customers offset by increased costs to carry higher levels of firm inventory, increased rates charged for bank borrowings and stock loans to finance customer borrowings, and increased interest expense resulting from the debenture issued in the third quarter of calendar 2005.

Non-Interest Expenses

Employee Compensation and Benefits

Fourth Quarter

Employee compensation and benefits increased 82% to $91.2 million from $50.1 million in the prior year fourth quarter. As a percentage of net revenue, compensation and benefits totaled 70.2% in the fourth quarter of 2006, and 66.2% in the 2005 comparable quarter. A portion of compensation and benefits includes transition pay of $3.7 million (2.9% of net revenue) in the fourth quarter of 2006 and $2.8 million (3.7% of net revenue) in the 2005 comparable quarter, in connection with the Company's continuing expansion efforts. In addition, for the quarter ended December 31, 2006, compensation and benefits includes $7.4 million, primarily stock based compensation, and for the quarter ended December 31, 2005, $2.3 million, primarily severance, for acquisition related payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenue totaled 64.5% in the fourth quarter of 2006 and 63.1% in the 2005 comparable quarter. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure, because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenue.

Twelve Months

Employee compensation and benefits increased 89% to $329.7 million from $174.8 million in the same period last year. As a percentage of net revenue, compensation and benefits totaled 73.0% in 2006 compared to 66.3% in 2005. A portion of compensation and benefits includes transition pay of $14.0 million (3.1% of net revenue) and $10.2 million (3.9% of net revenue) for the twelve months ended December 31, 2006 and December 31, 2005 respectively, in connection with the Company's continuing expansion efforts. In addition, for the twelve months ended December 31, 2006, compensation and benefits includes $39.8 million, primarily stock based compensation, and for the twelve months ended December 31, 2005, $2.3 million, primarily severance, for acquisition related payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenue totaled 64.2% for 2006 and 65.4% for 2005. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure, because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenue.

Operating Expenses

Fourth Quarter

Excluding compensation and benefits, non-compensation acquisition related charges and interest expense, operating expenses increased 81% from the prior year fourth quarter. As a percentage of net revenue, operating expenses were 20% in the fourth quarter of 2006 and 23% in the fourth quarter of 2005.

Twelve Months

Excluding compensation and benefits non-compensation acquisition related charges and interest expense, operating expenses increased 71% from 2005. As a percentage of net revenue, operating expenses were 21% for both 2006 and 2005.

Business Segment Results

Private Client Group

Fourth Quarter

PCG net revenue for the fourth quarter of 2006 were $64.0 million, an increase of 26% from the fourth quarter of 2005 principally due to increased commissions and principal transactions, sales credits from investment banking and increased asset management and service fees. Sales credits from investment banking increased due to increased underwriting activity, principally corporate finance (See ECM -Fourth Quarter discussion). Asset management and service fees increased as previously noted (See Asset Management and Service Fees-Fourth Quarter discussion). PCG net revenue increased 13% from the third quarter of 2006. PCG recorded an operating contribution of $14.1 million, up 17% from the fourth quarter of 2005, and an 11% increase from the third quarter of this year.

Twelve Months

PCG net revenue for 2006 were $231.4 million, an increase of 17% from the same period of 2005, principally due to increased commissions and principal transactions and increased asset management and service fees. Asset management and service fees increased as previously noted (See Asset Management and Service Fees-Twelve Months discussion). PCG recorded an operating contribution of $50.2 million, a 10% increase from 2005. As a result of the 17% increase in net revenue and the leverage in increased production, operating contribution increased to $50.2 million.

Equity Capital Markets

Fourth Quarter

ECM recorded record net revenue of $44.1 million, an increase of 154% from the same quarter last year, principally due to increased commissions and principal transactions and increased investment banking revenue. Investment banking fees increased principally due to advisory fees of $9.0 million, a 21% increase over last year's fourth quarter, and equity financing revenue of $10.6 million, up 432% compared to the fourth quarter of 2005. ECM net revenue increased 20% from the third quarter of 2006. ECM operating contribution totaled $7.6 million, a 32% increase from the fourth quarter of 2005 and a 6% decrease from the third quarter of 2006.

Twelve Months

ECM recorded record net revenue of $150.0 million, an increase of 242% from last year, principally due to increased commissions and principal transactions and increased investment banking revenue. Investment banking revenue increased 90% to $57.2 million due principally to advisory fees of $37.1 million, up 200% compared to the prior year, and equity financing revenue of $20.1 million, up 13% compared to the prior year. As a result of the 242% increase in net revenue and the leverage in increased production, operating contribution increased 104% to $32.0 million.

Fixed Income Capital Markets

Fourth Quarter

FICM posted record net revenue of $17.6 million, an increase of 181% from the prior year fourth quarter, principally due to increased commissions and principal transactions and investment banking revenue. Fixed income financing revenue was $5.4 million, up 143% compared to the year-ago period. FICM net revenue increased 28% from the previous quarter. During the 2006 fourth quarter, FICM recorded an operating contribution of $4.7 million, an increase of 351% from the prior year fourth quarter, and an increase of 52% from the previous quarter.

Twelve Months

FICM posted record net revenue of $53.6 million, an increase of 206% from the same period last year, principally due to an increase in commissions and principal transactions and investment banking revenue. Fixed income financing revenue was $10.6 million, up 32% over the prior year. As a result of the 206% increase in net revenue and the leverage in increased production, operating contribution increased 250% to $10.6 million.

Other Segment

Fourth Quarter

Other Segment, which includes acquisition charges related to the LM Capital Markets acquisition, posted net revenue of $4.0 million, an increase of 186% from the prior year fourth quarter principally as a result of increased net interest, and an increase of 42% from the third quarter of 2006. During the fourth quarter, the Other Segment recorded an operating loss of $14.1 million which consists of $6.2 million from other operations and $7.9 million related to charges from the LM Capital Markets acquisition, primarily stock based compensation (discussed in the Core Earnings section), compared to the prior year quarter operating loss of $10.9 million, which consist of $7.6 million from other operations and $3.3 million from the LM Capital Markets acquisition, primarily severance.

Twelve Months

Other Segment, which includes acquisition charges related to the LM Capital Markets acquisition, posted net revenue of $16.8 million, an increase of 250% from 2005, principally as a result of an increase in net interest of $8.8 million and an increase in gains on investments, primarily from a $5.5 million gain on our NYSE membership seat. The Other Segment recorded an operating loss of $66.4 million which consists of $25.0 million from other operations and $41.4 million related to charges from the LM Capital Markets acquisition, primarily stock based compensation, compared to the prior year operating loss of $31.4 million, which consist of $28.1 million from other operations and $3.3 million from the LM Capital Markets acquisition, primarily severance.

Other Segment
In thousands	Three Months Ended		Twelve Months Ended
Net Revenues	12/31/2006	12/31/2005	12/31/2006	12/31/2005
LM Capital Markets Acquisition	$ (1)	$ - -	$ (7)	$ - -
Other	4,016	1,402	16,842	4,808
Total net revenues	$ 4,015	$ 1,402	$ 16,835	$ 4,808
Operating Contribution	12/31/2006	12/31/2005	12/31/2006	12/31/2005
LM Capital Markets Acquisition	$ (7,848)	$ (3,310)	$ (41,839)	$ (3,310)
Other	(6,271)	(7,559)	(25,039)	(28,111)
Total operating contribution	$ (14,119)	$ (10,869)	$ (66,428)	$ (31,421)

Stock Based Compensation

In connection with the LM Capital Markets acquisition, the Company granted 1,807,610 restricted stock units to key associates of the LM Capital Markets on January 2, 2006. The units were granted with a fair value of $37.59 per unit. The majority of the units vest ratably over a three-year period and accordingly the Company incurred a non-cash compensation charge of $5.8 million and $22.4 million, net of estimated forfeitures, for the three and twelve months ended December 31, 2006, respectively.

On January 23, 2006, the Company completed its private placement of 1,052,220 shares of its common stock at $25.00 per share. The shares were purchased by key associates of the LM Capital Markets. The Company is required to charge to compensation the difference of $25.00 per share and the fair value, as determined in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) "Share Based Payments" ("SFAS No. 123R"), of $34.27 per share. As a result, the Company incurred a non-cash compensation charge of $9.8 million in the quarter ended March 31, 2006.

Core Earnings

After adjusting for acquisition related charges, principally compensation expense recorded for stock based awards offered to key associates of LM Capital Markets and accounted for under SFAS No. 123R, non-GAAP net income and non-GAAP earnings per diluted share, our Core earnings, for the quarter ended December 31, 2006 were $11.9 million and $0.84, respectively. We believe Core earnings provides investors, rating agencies, and financial analysts with a more meaningful measure of the Company's operating performance. Core Earnings for the quarter excludes pre-tax acquisition charges of approximately $7.8 million or $0.33 per diluted share. Included in these acquisition related charges are: 1) compensation charges of approximately $7.4 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 2) other non-compensation acquisition charges of $409,000.

Core Earnings, for the twelve months ended December 31, 2006, were $39.6 million or $2.85 per diluted share. Included in Core Earnings is $0.16 per diluted share for the gain resulting from the merger of the New York Stock Exchange and Archipelago Holdings Inc. Year to date Core Earnings excludes pre-tax acquisition charges of approximately $41.2 million or $1.74 per diluted share. Included in these acquisition related charges are: 1) a compensation charge of approximately $9.8 million for the difference between the $25.00 per share offering price and the grant date fair value of $34.27 per share for the private placement of its common stock to key associates of the LM Capital Markets business; 2) compensation charges of approximately $30.0 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 3) other non-compensation acquisition charges of $1.5 million. See Reconciliation of Core Earnings table.

Statement of Financial Condition

Total assets increased 28% to $1.1 billion principally as a result of increased levels of firm inventory for sale to customers. Total stockholders' equity increased $65.1 million, or 42%, to $220.3 million. The increase in equity exceeded net income due to the amortization of stock-based awards and private placement of its common stock to the key associates of the LM Capital Markets business, partially offset by repurchase of common stock for treasury.

Conference Call Information

Stifel Financial Corp. will hold a conference call February 14, 2007, at 11:00 a.m. EDT. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. operates 132 offices in 28 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # # # # #

(Tables attached)

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	12/31/2006	% of Net Revenues	9/30/2006	% of Net Revenues	12/31/2005	% of Net Revenues	9/30/2006	12/31/2005
Revenues
Commissions	$ 54,245	41.8%	$ 48,571	44.2%	$ 33,663	44.5%	12%	61%
Principal transactions	22,515	17.3%	21,470	19.6%	11,411	15.1%	5%	97%
Investment banking	31,679	24.4%	19,672	17.9%	14,779	19.5%	61%	114%
Asset management and service fees	15,416	11.9%	14,560	13.2%	12,435	16.4%	6%	24%
Other	1,287	1.0%	1,047	1.0%	240	0.3%	23%	434%
Total operating revenues	125,142	96.4%	105,320	95.9%	72,521	95.8%	19%	73%
Interest revenue	10,060	7.8%	9,918	9.0%	5,578	7.4%	1%	80%
Total revenues	135,202	104.2%	115,238	104.9%	78,106	103.2%	17%	73%
Less: Interest expense	5,412	4.2%	5,422	4.9%	2,388	3.2%	0%	127%
Net revenues	129,790	100.0%	109,816	100.0%	75,718	100.0%	18%	71%
Non-Interest Expenses
Employee compensation and benefits	91,158	70.2%	77,466	70.5%	50,114	66.2%	18%	82%
Occupancy and equipment rental	8,204	6.3%	7,785	7.1%	6,559	8.7%	5%	25%
Communication and office supplies	7,238	5.6%	6,532	5.9%	3,958	5.2%	11%	83%
Commissions and floor brokerage	1,417	1.1%	1,866	1.7%	1,350	1.8%	-24%	5%
Other operating expenses	9,401	7.3%	6,926	6.4%	5,733	7.5%	36%	64%
Total non-interest expenses	117,418	90.5%	100,575	91.6%	67,714	89.4%	17%	73%
Income before income taxes	12,372	9.5%	9,241	8.4%	8,004	10.6%	34%	55%
Provision for income taxes	5,139	4.0%	3,817	3.5%	3,234	4.3%	35%	59%
Net income	$ 7,233	5.5%	$ 5,424	4.9%	$ 4,770	6.3%	33%	52%
Per Share Information
	Three Months Ended
	12/31/2006		9/30/2006		12/31/2005		9/30/2006	12/31/2005
Earnings Per Share:
Basic	$ 0.63		$ 0.47		$ 0.48		34%	31%
Diluted	$ 0.51		$ 0.39		$ 0.38		31%	34%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,507		11,582		9,983		-1%	15%
Diluted shares	14,057		13,931		12,710		1%	11%

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Twelve Months Ended				Change
	12/31/2006	% of Net Revenues	12/31/2005	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 199,056	44.1%	$ 107,976	40.9%	$ 91,080	84%
Principal transactions	86,365	19.1%	44,110	16.7%	42,255	96%
Investment banking	82,856	18.3%	55,893	21.2%	26,963	48%
Asset management and service fees	57,713	12.8%	43,476	16.5%	14,237	33%
Other	9,594	2.1%	533	0.3%	9,061	1700%
Total operating revenues	435,584	96.4%	251,988	95.6%	183,596	73%
Interest revenue	35,804	7.9%	18,022	6.8%	17,782	99%
Total revenues	471,388	104.3%	270,010	102.4%	201,378	75%
Less: Interest expense	19,581	4.3%	6,275	2.4%	13,306	212%
Net revenues	451,807	100.0%	263,735	100.0%	188,072	71%
Non-Interest Expenses
Employee compensation and benefits	329,703	73.0%	174,765	66.3%	154,938	89%
Occupancy and equipment rental	30,751	6.8%	22,625	8.6%	8,126	36%
Communication and office supplies	26,666	5.9%	12,087	4.6%	14,579	121%
Commissions and floor brokerage	6,388	1.4%	4,134	1.6%	2,254	55%
Other operating expenses	31,930	7.1%	17,402	6.5%	14,528	83%
Total non-interest expenses	425,438	94.2%	231,013	87.6%	194,425	84%
Income before income taxes	26,369	5.8%	32,722	12.4%	(6,353)	-19%
Provision for income taxes	10,938	2.4%	13,078	5.0%	(2,140)	-16%
Net income	$ 15,431	3.4%	$ 19,644	7.4%	$ (4,213)	-21%
Per Share Information
	Twelve Months Ended				Change
	12/31/2006		12/31/2005		Amount	Percent
Earnings Per Share:
Basic	$ 1.34		$ 2.00		$ (0.66)	-33%
Diluted	$ 1.11		$ 1.56		$ (0.45)	-29%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,513		9,828		1,686	17%
Diluted shares	13,909		12,586		1,323	11%

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	12/31/2006	% of Net Revenues	9/30/2006	% of Net Revenues	12/31/2005	% of Net Revenues	9/30/2006	12/31/2005
Revenues
Net revenues	$ 129,794	100.0%	$ 109,817	100.0%	$ 75,718	100.0%	18%	71%
Non-Interest Expenses
Employee compensation and benefits	83,719	64.5%	70,412	64.1%	47,814	63.1%	19%	75%
Occupancy and equipment rental	7,884	6.1%	7,618	6.9%	6,559	8.7%	3%	20%
Communication and office supplies	7,166	5.5%	6,522	5.9%	3,958	5.2%	10%	81%
Commissions and floor brokerage	1,417	1.1%	1,866	1.7%	1,350	1.8%	-24%	5%
Other operating expenses	9,388	7.2%	6,891	6.4%	4,723	6.3%	36%	99%
Total non-interest expenses	109,574	84.4%	93,309	85.0%	64,404	85.1%	17%	70%
Income before income taxes	20,220	15.6%	16,508	15.0%	11,314	14.9%	22%	79%
Provision for income taxes	8,353	6.4%	6,887	6.3%	4,572	6.0%	21%	83%
Core Earnings	$ 11,867	9.2%	$ 9,621	8.7%	$ 6,742	8.9%	23%	76%
Per Share Information
	Three Months Ended						Percent Change From
	12/31/2006		9/30/2006		12/31/2005		9/30/2006	12/31/2005
Earnings Per Share:
Basic	$ 1.03		$ 0.83		$ 0.68		24%	51%
Diluted	$ 0.84		$ 0.69		$ 0.53		22%	58%

Number of Shares for Earnings Per Share Computations:
Basic shares	11,507		11,582		9,983		-1%	15%
Diluted shares	14,057		13,931		12,710		1%	11%

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Twelve Months Ended				Percent Change From
	12/31/2006	% of Net Revenues	12/31/2005	% of Net Revenues	12/31/2005
Revenues
Net revenues	$ 451,961	100.0%	$ 263,735	100.0%	71%
Non-Interest Expenses
Employee compensation and benefits	289,943	64.2%	172,465	65.3%	68%
Occupancy and equipment rental	29,952	6.6%	22,625	8.6%	32%
Communication and office supplies	26,318	5.8%	12,087	4.6%	118%
Commissions and floor brokerage	6,388	1.4%	4,134	1.6%	55%
Other operating expenses	31,602	7.0%	16,392	6.2%	93%
Total non-interest expenses	384,203	85.0%	227,703	86.3%	69%
Income before income taxes	67,758	15.0%	36,032	13.7%	88%
Provision for income taxes	28,168	6.2%	14,416	5.5%	95%
Core Earnings	$ 39,590	8.8%	$ 21,616	8.2%	83%
	Twelve Months Ended				Percent Change From
	12/31/2006		12/31/2005		12/31/2005
Earnings Per Share:
Basic	$ 3.44		$ 2.20		56%
Diluted	$ 2.85		$ 1.72		66%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,513		9,828		17%
Diluted shares	13,909		12,586		11%

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Reconciliation of Core Earnings (1)
Three Months Ended 12/31/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$129,793	($1)	$129,794	100%
Non-Interest Expenses
Compensation and benefits	91,158	7,439	83,719	64%
Operating Expenses	26,263	408	25,855	20%
Total non-interest expenses	117,421	7,847	109,574	84%
Income/(loss) before income taxes	12,372	(7,848)	20,220	16%
Provision (benefit) for income taxes	5,139	(3,214)	8,353	7%
Net Income/(Loss)	$7,233	($4,634)	$11,867	9%
Earnings per Share:
Basic	$0.63	($0.40)	$1.03
Diluted	$0.51	($0.33)	$0.84

Twelve Months Ended 12/31/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$451,807	($154)	$451,961	100%
Non-Interest Expenses
Compensation and benefits	329,703	39,760	289,943	64%
Operating Expenses	95,735	1,475	94,260	21%
Total non-interest expenses	425,438	41,235	384,203	85%
Income/(loss) before income taxes	26,369	(41,389)	67,758	15%
Provision (benefit) for income taxes	10,938	(17,230)	28,168	6%
Net Income/(Loss)	$15,431	($24,159)	$39,590	9%
Earnings per Share:
Basic	$1.34	($2.10)	$3.44
Diluted	$1.11	($1.74)	$2.85
Annualized return on average equity	8%	(12%)	20%

  Core Earnings excludes acquisition related charges incurred in the three and twelve months ended December 31, 2006. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the tables above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Stifel Financial Corp.
Reconciliation of Core Earnings (1)
Three Months Ended 12/31/05
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$75,718	- -	$75,718	100%
Non-Interest Expenses
Compensation and benefits	50,114	2,300	47,814	63%
Operating Expenses	17,600	1,010	16,590	22%
Total non-interest expenses	67,714	3,310	64,404	85%
Income/(loss) before income taxes	8,004	(3,310)	11,314	15%
Provision (benefit) for income taxes	3,234	(1,338)	4,572	6%
Net Income/(Loss)	$4,770	($1,972)	$6,742	9%
Earnings per Share:
Basic	$0.48	($0.20)	$0.68
Diluted	$0.38	($0.15)	$0.53

Twelve Months Ended 12/31/05
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenue
Net Revenue	$263,735	- -	$263,735	100%
Non-Interest Expenses
Compensation and benefits	174,765	2,300	172,465	65%
Operating Expenses	56,248	1,010	55,238	21%
Total non-interest expenses	231,013	3,310	227,703	86%
Income/(loss) before income taxes	32,722	(3,310)	36,032	14%
Provision (benefit) for income taxes	13,078	(1,338)	14,416	5%
Net Income/(Loss)	$19,644	($1,972)	$21,616	9%
Earnings per Share:
Basic	$2.00	($0.20)	$2.20
Diluted	$1.56	($0.16)	$1.72
Annualized return on average equity	14%	(2)%	16%

  Core Earnings excludes acquisition related charges incurred in the three and twelve months ended December 31, 2005. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the tables above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data

	Three Months Ended			Percent Change From		Twelve Months Ended		Change
Net Revenues	12/31/2006	9/30/2006	12/31/2005	9/30/2006	12/31/2005	12/31/2006	12/31/2005	Percent
Private client	$ 63,990	$ 56,461	$ 50,693	13%	26%	$ 231,364	$ 197,606	17%
Equity capital markets	44,152	36,692	17,351	20%	154%	150,038	43,811	242%
Fixed income capital markets	17,636	13,829	6,272	28%	181%	53,570	17,510	206%
Other	4,015	2,834	1,402	42%	186%	16,835	4,808	250%
Total net revenues	$ 129,793	$ 109,816	$ 75,718	18%	71%	$ 451,807	$ 263,735	71%

Operating Contribution
Private client	$ 14,118	$ 12,750	$ 12,056	11%	17%	$ 50,218	$ 45,473	10%
Equity capital markets	7,628	8,123	5,765	-6%	32%	31,959	15,636	104%
Fixed income capital markets	4,745	3,127	1,052	52%	351%	10,620	3,034	250%
Other / unallocated overhead	(14,119)	(14,759)	(10,869)	n/a	n/a	(66,428)	(31,421)	n/a
Income before income taxes	$ 12,372	$ 9,241	$ 8,004	34%	55%	$ 26,369	$ 32,722	-19%

Statistical Information

Stockholders' Equity	$ 220,264	$ 210,694	$ 155,093	5%	42%
Book Value Per Share	$ 18.53	$ 18.39	$ 15.31	1%	21%
Total Assets	$ 1,080,723	$ 1,134,194	$ 842,001	-5%	28%
Investment Executives	556	500	467	11%	19%
Full-Time Employees	1,801	1,694	1,620	6%	11%
Locations	135	124	94	9%	44%
Total Client Assets	$ 35,446,000	$ 29,580,000	$ 26,735,000	20%	33%

Stifel Financial Corp.
Statement of Operations
($ In Thousands, Except Per Share Amounts)
Private Client Group Segment
	Three Months Ended			Amount Change From		Twelve Months Ended
Revenues	12/31/2006	9/30/2006	12/31/2005	9/30/2006	12/31/2005	12/31/2006	12/31/2005	Change
Commissions & principal transactions	40,873	36,554	34,430	12%	19%	152,059	133,761	14%
Investment banking	5,815	2,652	1,881	119%	209%	13,294	12,849	3%
Asset management and service fees	15,407	14,553	12,431	6%	24%	57,657	43,459	33%
Other	192	198	112	-3%	71%	716	412	74%
Operating Revenues	62,287	53,957	48,854	15%	27%	223,726	190,481	17%
Interest Income	5,147	5,320	4,368	-3%	18%	20,281	14,928	36%
Total Revenues	67,434	59,277	53,222	14%	27%	244,007	205,409	19%
Interest Expense	3,444	2,816	2,529	22%	36%	12,643	7,803	62%
Net Revenues	63,990	56,461	50,693	13%	26%	231,364	197,606	17%
Non-Interest Expenses
Employee compensation and benefits	39,993	34,704	30,288	15%	32%	144,390	120,070	20%
Operating expenses	9,879	9,007	8,349	10%	18%	36,756	32,063	15%
Total non-interest expenses	49,872	43,711	38,637	14%	29%	181,146	152,133	19%
Operating contribution	14,118	12,750	12,056	11%	17%	50,218	45,473	10%
Ratios to Net Revenues
Compensation & Benefits	62.5%	61.5%	59.7%			62.4%	60.8%
Operating expenses	15.4%	16.0%	16.5%			15.9%	16.2%
Income before income taxes	22.1%	22.6%	23.8%			21.7%	23.0%
Equity Capital Markets Segment
	Three Months Ended			Amount Change From		Twelve Months Ended
Revenues	12/31/2006	9/30/2006	12/31/2005	9/30/2006	12/31/2005	12/31/2006	12/31/2005	Change
Commissions & principal transactions	24,237	22,074	7,806	10%	210%	91,547	13,628	572%
Investment banking	19,647	14,313	9,443	37%	108%	57,233	30,119	90%
Asset management and service fees	8	6	2	33%	300%	52	12	333%
Other	136	210	98	-35%	39%	813	113	619%
Operating Revenues	44,028	36,603	17,349	20%	154%	149,645	43,872	241%
Interest Income	192	124	54	55%	256%	597	170	251%
Total Revenues	44,220	36,727	17,403	20%	154%	150,242	44,042	241%
Interest Expense	68	35	52	94%	31%	204	231	-12%
Net Revenues	44,152	36,692	17,351	20%	154%	150,038	43,811	242%
Non-Interest Expenses
Employee compensation and benefits	27,750	20,898	8,627	33%	222%	87,840	21,970	300%
Operating expenses	8,774	7,671	2,959	14%	197%	30,239	6,205	387%
Total non-interest expenses	36,524	28,569	11,586	28%	215%	118,079	28,175	319%
Operating contribution	7,628	8,123	5,765	-6%	32%	31,959	15,636	104%
Ratios to Net Revenues
Compensation & Benefits	62.9%	57.0%	49.7%			58.5%	50.1%
Operating expenses	19.9%	20.9%	17.1%			20.2%	14.2%
Income before income taxes	17.3%	22.1%	33.2%			21.3%	35.7%
Fixed Income Capital Market Segment
	Three Months Ended			Amount Change From		Twelve Months Ended
Revenues	12/31/2006	9/30/2006	12/31/2005	9/30/2006	12/31/2005	12/31/2006	12/31/2005	Change
Commissions & principal transactions	11,652	11,412	3,486	2%	234%	41,816	8,277	405%
Investment banking	6,220	2,707	2,789	130%	123%	12,330	9,308	32%
Asset management and service fees	1	1	1	0%	0%	4	5	-20%
Other	-	-	-	n/a	n/a	-	6	-100%
Operating Revenues	17,873	14,120	6,276	27%	185%	54,150	17,596	208%
Interest Income	6,321	5,860	634	8%	897%	19,231	757	2440%
Total Revenues	24,194	19,980	6,910	21%	250%	73,381	18,353	300%
Interest Expense	6,558	6,151	638	7%	928%	19,811	843	2250%
Net Revenues	17,636	13,829	6,272	28%	181%	53,570	17,510	206%
Non-Interest Expenses
Employee compensation and benefits	10,638	8,320	4,007	28%	165%	33,163	10,695	210%
Operating expenses	2,253	2,382	1,213	-5%	86%	9,787	3,781	159%
Total non-interest expenses	12,891	10,702	5,220	20%	147%	42,950	14,476	197%
Operating contribution	4,745	3,127	1,052	52%	351%	10,620	3,034	250%
Ratios to Net Revenues
Compensation & Benefits	60.3%	60.2%	63.9%			61.9%	61.1%
Operating expenses	12.8%	17.2%	19.3%			18.3%	21.6%
Income before income taxes	26.9%	22.6%	16.8%			19.8%	17.3%